EXHIBIT 99.1

AVX Corporation Announces a Definitive Agreement to Acquire Ethertronics

FOUNTAIN INN, S.C. – January 3, 2018 -- AVX Corporation (NYSE: AVX) today announced that it has signed a definitive agreement to acquire Ethertronics Inc., a privately held manufacturer of passive and active antenna systems. Ethertronics is a leader in advanced antenna system technology and manufactures antenna products for wireless applications such as; mobile phones, Wi-Fi, defense, aerospace, medical, and Internet of Things.

John Sarvis, President and Chief Executive Officer of AVX Corporation, stated, "The addition of Ethertronics is an exciting opportunity for AVX as we expand our extensive electronic product offering into a new arena. Ethertronics is a premier brand that we are proud to add to the AVX family. The combination of AVX and Ethertronics offers exciting growth potential for the years ahead."

In accordance with the agreement, AVX will acquire Ethertronics for a consideration of $142.0 million in cash and assumption of $8.0 million of net debt, subject to normal working capital adjustments at closing. The transaction is subject to regulatory approvals and other conditions that are customary for transactions of this type.

Ethertronics designs, manufactures and markets passive and active IMD antenna systems. IMD antennas are highly efficient antennas that are insensitive to changes in ground planes or local interference. The unique design allows flexibility to tune for multiple frequencies in confined spaces and for active tuning for radiation pattern coverage as well as frequency. Ethertronics supplies patented passive and active tunable antennas for virtually all wireless connectivity applications and, with technologies such as integrated LDS structures, Ethertronics is a major supplier of cellphone and laptop antenna systems. With over 200 patents, Ethertronics operates facilities in 6 locations located in China, South Korea, Vietnam, France, Taiwan, and the USA, comprising R&D, manufacturing and sales office locations.  In the financial year ended December 31, 2017, Ethertronics generated approximately $90 million of revenue. Ethertronics employs approximately 700 people, 120 of whom are in product development, reflecting a strong R&D focus. DBO Partners acted as financial advisor to Ethertronics and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP provided legal counsel to Ethertronics.

AVX Corporation is a leading worldwide manufacturer and supplier of a broad line of passive electronic components and interconnect products. AVX's components can be found in products manufactured in a broad range of industries worldwide. AVX is headquartered in Fountain Inn, SC. AVX can be found on the Internet at http://www.avx.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written materials, press releases and oral statements issued by or on behalf of AVX Corporation or Ethertronics may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions, although not all forward-looking statements contain such language. Forward-looking statements are statements with respect to AVX Corporation’s or Ethertronics’ beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause actual results to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed Merger involving AVX Corporation and Ethertronics, including future financial and operating results, plans, objectives, expectations and intentions, the expected timing of completion of the Merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the ability to obtain the requisite Ethertronics stockholder approvals; (ii) the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; (iii) the risk that a condition to the completion of the Merger may not be satisfied; (iv) the timing to consummate the proposed Merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; and (viii) the diversion of management time on acquisition-related issues.

Additional information concerning AVX Corporation and its business, including additional factors that could materially affect its financial results, is included in AVX Corporation’s Annual Report on Form 10-K for the year ended March 31, 2017, under “Business” and Item 1A. “Risk Factors,” and in its other filings with the Securities and Exchange Commission. Except as required by law, each of AVX Corporation and Ethertronics disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

AVX Corporation

Kurt Cummings,  864-967-9303

investor.relations@avx.com